Exhibit 10.4
AMENDMENT NO. 3 TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 5, 2023 by and among VIRCO MFG. CORPORATION, a Delaware corporation (“VMC”), VIRCO INC., a Delaware corporation (“Virco”, and together with VMC, “Borrowers” and, each individually, a “Borrower”), the financial institutions from time to time party to the Credit Agreement (as defined below) as lenders (collectively, “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent for Lenders (PNC, in such capacity, “Agent”), with respect to the following:

RECITALS

WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 28, 2021 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested that Lenders and Agent amend the Credit Agreement in certain respects, including without limitation to provide a one-time seasonal increase to the Maximum Revolving Advance Amount, which Lenders and Agent are willing to do on the terms and subject to the conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement, the Other Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENTS

A.Definitions Incorporated. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Credit Agreement, as amended hereby.

B.Recitals. The Recitals above are incorporated herein as though set forth in full and Borrowers stipulate to the accuracy of each of the Recitals.

C.Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

1.Section 1.2. Section 1.2 of the Credit Agreement is hereby amended as follows:

a.To add the following new definitions in the proper alphabetical order:

“Amendment No. 3” shall mean that certain Amendment No. 3 to Amended and Restated Revolving Credit and Security Agreement dated as of May 5, 2023 among Borrowers, the Lenders party thereto and Agent.

“Amendment No. 1 Effective Date” has the meaning specified for such term in Amendment No. 1.

b.To amend and restate in their entirety the definitions of “Inventory Sublimit” and “Maximum Revolving Advance Amount” to read as follows:

“Inventory Sublimit” shall mean (a) during the period commencing on December 1 of each fiscal year of VMC and ending on January 31 of the next fiscal year, $30,000,000, (b) during the period commencing on February 1 of each fiscal year of VMC and ending on August 31 of such fiscal year, $33,000,000 (other than during May, June, July and August 2023, during which months the Inventory Sublimit shall be $35,000,000), (c) during the period commencing on September 1 of each fiscal year of VMC and ending on October 31 of such fiscal year, $20,000,000 and (c) during the period commencing on November 1 of each fiscal year of VMC and ending on the last day of November in such fiscal year, $12,500,000

“Maximum Revolving Advance Amount” shall mean (a) during the period (i) commencing on February 1 of each fiscal year of VMC and ending on May 31 of such fiscal year and ending on September 30 of such fiscal year, $60,000,000 (other than during June, July and August 2023, during which months the Maximum Revolving Advance Amount shall be $72,500,000), (b) during the period commencing on October 1 of each fiscal year of VMC and ending on November 30 of such fiscal year, $40,000,000 and (c) during the period commencing on December 1 of each fiscal year of VMC and ending on the last day of January in such fiscal year, $30,000,000.

c.To amend and restate in their entirety the first paragraph and the table contained in the definition of “Applicable Margin” to read as follows:

“Applicable Margin” shall mean, commencing as of May 5,2023, as of any date of determination, the number of percentage points set forth below opposite the level then in effect, it being understood that the Applicable Margin for (i) Advances that are Domestic Rate Loans shall be the percentage set forth under the column “Domestic Rate Loans” and (ii) Advances that are BSBY Rate Loans shall be the percentage set forth under the column “BSBY Rate Loans”:

Level	Applicable Trigger Period	Domestic Rate Loans	BSBY Rate Loans
I	during the Seasonal Overadvance Period (as defined in Section 2.1(a)(iii))	2.00	3.00
II	at all other times	1.50	2.50

2.Section 2.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, less Reserves established hereunder or (y) an amount equal to the sum of:

(i) up to 85%, subject to the provisions of Section 2.1(b) (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof, of the value of the Eligible Inventory (“Inventory Advance Rate” and together with the Receivables Advance Rate, collectively, the “Advance Rates”), (B) 85% of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its discretion, reasonably exercised) or (C) the applicable Inventory Sublimit (provided, that (A) the amount of Eligible ATS Inventory included in this clause (ii) shall not exceed $10,000,000 (other than during May, June, July and August 2023, during which months the Eligible ATS Inventory included in this clause (ii) shall not exceed $15,000,000) and (B) the amount of Eligible Work In Process Inventory included in this clause (ii) shall not exceed $1,000,000), plus

(iii) with respect to each fiscal year of the Borrowers, during the respective period set forth below for such fiscal year, the amount applicable to such period (which period set forth below shall be referred to as the “Seasonal Overadvance Period”) :

Period	Amount
January	$15,000,000
February	$15,000,000
March	$15,000,000
April	$15,000,000
May	$15,000,000
June	$15,000,000
July	$15,000,000

, minus

(iv) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(v) Reserves established hereunder.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i), (ii), and (iii) minus (y) Section 2.1(a)(y)(iv) and (v) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Notes”) in form and substance satisfactory to Agent. Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit less Reserves established hereunder or (ii) the Formula Amount,

D.Conditions Precedent. The obligations of Agent and Lenders hereunder, and this Amendment, will be effective on the date (the “Amendment No. 3 Effective Date”) of satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Agent:

1.Amendment. Borrowers shall have delivered to Agent an executed original of this Amendment.

2.Revolving Credit Note. Borrowers shall have delivered to Agent, on behalf of PNC, as the sole Lender, an executed original of a replacement (amended and restated) Revolving Credit Note dated the date hereof in form and substance satisfactory to Agent.

3.Amendment to Fee Letter. Borrowers shall have delivered to Agent an executed original of the Amendment to Fee Letter dated the date hereof, and shall have paid all fees in connection therewith.

4.Representations and Warranties. The representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date, in which case each such representation and warranty shall be true and correct in all material respects as of such specific date;

5.No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing; and

6.Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to Agent and its counsel.

E.Representations and Warranties. To induce Lenders and Agent to enter into this Amendment, each Borrower represents and warrants to Lenders and Agent as of the date hereof as follows:

1.Such Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder. This Amendment has been duly executed and delivered by such Borrower and the Credit Agreement, as amended by this Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (i) are within such Borrower’s powers, have been duly authorized by all necessary company action, are not in contravention of law or the terms of such Borrower’s by-laws, certificate of incorporation, or other applicable documents relating to such Borrower’s formation or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order, writ, injunction or decree of any court or Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, except those Consents which will have been duly obtained, made or compiled prior to date hereof and which are in full force and effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any material agreement, charter document, instrument, by-law or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound.

2.After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case each such representation and warranty is true and correct in all material respects as of such specific date, and no Default or Event of Default has occurred and is continuing.

F.Reaffirmation. Except as specifically modified by this Amendment, the Credit Agreement and the Other Documents remain in full force and effect in accordance with their respective terms and are hereby ratified, reaffirmed and confirmed by Borrowers.

G.Events of Default. Any failure to comply with the terms of this Amendment will constitute an Event of Default under the Credit Agreement.

H.Integration. This Amendment, together with the Credit Agreement and the Other Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

I.Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

J.Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lenders to amend or otherwise modify any of the provisions of the Credit Agreement and this Amendment shall have no binding force or effect until the Amendment No. 1 Effective Date.

K.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other similar form of electronic transmission (e.g., via .pdf) shall be deemed to be an original signature hereto.

L.Governing Law. This Amendment is an Other Document and is governed by the Applicable Law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance on, among other things, Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other Applicable Law.

M.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Lenders, Agent, and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of Agent.

N.Attorneys’ Fees; Costs. Borrowers agree to promptly pay, upon written demand, all reasonable and documented attorneys’ fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys’ fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

O.Jury Waiver; California Judicial Reference. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Article XII of the Credit Agreement, INCLUDING WITHOUT LIMITATION SECTION 12.3 regarding jury trial waiver and california judicial reference shall apply to this Amendment.

P.Total Agreement. This Amendment, the Credit Agreement, and the Other Documents contain the entire understanding among Borrowers, Lenders and Agent and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties, or guarantees not herein contained and hereinafter made have no force and effect unless in writing, signed by Borrowers’ and Agent’s respective officers. Neither this Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Amendment and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

VIRCO MFG. CORPORATION,
a Delaware corporation, as a Borrower

By: /s/ Robert E. Dose
Name: Robert E. Dose
Title: Senior Vice President Finance, Treasurer and Secretary

VIRCO INC., a Delaware corporation, as a Borrower

By: /s/ Robert E. Dose
Name: Robert E. Dose
Title: Senior Vice President Finance, Treasurer and Secretary

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: /s/ David Raygoza
Name: David Raygoza
Title: Vice President